Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-260416 ) pertaining to the 2021 Equity Incentive Plan, the 2021 Employee Stock Purchase Plan, and the 2019 Equity Incentive Plan, as amended of Ventyx Bioscience, Inc. of our report dated March 23, 2022, with respect to the financial statements of Ventyx Bioscience, Inc, included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Diego, California

March 23, 2022